UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

STANDARD AVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34893	27-3100949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 Monroeville Boulevard,
Monroeville, Pennsylvania, 15146

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412)856-0363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	STND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Standard AVB Financial Corp. (the “Company”), the parent holding company for Standard Bank, PaSB, was held on January 19, 2021. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement dated December 8, 2020.

All proposals were approved and the final results for the matters submitted to a vote of stockholders at the special meeting are as follows:

1.	The proposal to approve the Agreement and Plan of Merger (the “merger agreement”), by and among the Company, Dollar Mutual Bancorp, and Dollar Acquisition Sub, Inc., dated as of September 24, 2020:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,615,607	74,183	22,045	0

2.	The proposal to approve, on a non-binding, advisory basis, the compensation to be paid to the named executive officers of the Company if the merger contemplated by the merger agreement is consummated:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,006,218	628,059	77,558	0

Item 8.01	Other Events.

On January 19, 2021, the Company issued a press release announcing that its stockholders had approved the merger agreement at the special meeting of stockholders. A copy of the Company’s press release dated January 19, 2021 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 19, 2021

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.
(Registrant)

Date: January 20, 2021	By:	/s/ Andrew W. Hasley
Andrew W. Hasley
President and Chief Executive Officer